Exhibit 10.28

PHARMERICA CORPORATION

PharMerica Corporation 2007 Omnibus Incentive Plan

Director’s Restricted Share Award Agreement

THIS DIRECTOR’S RESTRICTED SHARE AWARD AGREEMENT (the “Agreement”), granted under the PharMerica Corporation 2007 Omnibus Incentive Plan (the “Plan”) is effective as of              200   (the “Date of Grant”) and is made between PharMerica Corporation, a Delaware corporation (the “Company”) and                      (the “Recipient”).

Preliminary Statements

WHEREAS, the Recipient serves as a director on the Company’s Board of Directors (the “Board”);

WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Recipient shares of the Company’s common stock (the “Stock”) subject to restrictions, in order to provide the Recipient with a significant equity interest in the Company so that the Recipient will have a greater incentive to seek to increase the value of the Company’s Stock and so that the Recipient’s interests will be more closely aligned with those of the shareholders of the Company (the “Award”); and

WHEREAS, any capitalized term not herein defined shall have the meaning as set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein:

1. Grant of Restricted Shares. On the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Recipient                      shares of Stock (the “Restricted Shares”). The extent to which the Restricted Shares become vested and non-forfeitable shall be determined in accordance with the provisions of Section 2 of this Agreement. The date of grant of the Restricted Shares is             , 20     (the “Grant Date”).

2. Vesting of the Restricted Shares. The Restricted Shares granted pursuant to this Agreement shall vest and all restrictions shall lapse thereon as follows:

(a) General Vesting Conditions of the Restricted Shares. Provided that the Recipient continuously serves on the Board through the vesting period, the Restricted Shares shall become vested and all restrictions thereon shall lapse in accordance with the following schedule:

Vesting Date	No. of Shares Vested	Total Percentage of Award Vested
1st Anniversary of Grant Date		33 1/3%
2nd Anniversary of Grant Date		66 2/3%
3rd Anniversary of Grant Date		100%

There shall be no proportional vesting prior to a Vesting Date; all vesting shall occur only on the Vesting Date.

(b) Acceleration of Vesting of the Restricted Shares. The Restricted Shares shall become fully vested and any restrictions thereon shall automatically lapse upon the occurrence of any of the following events:

(i) the termination of the Recipient’s service with the Company by reason of the Recipient’s death or disability (within the meaning of Section 22(e)(3) of the Code);

(ii) provided that the Recipient is not removed from the Board for “Cause” (as defined in 2(d) below), (A) the Recipient is not nominated for re-election to the Board, or (B) the Recipient is nominated for re-election to the Board but is not so re-elected; and

(iii) a Change in Control.

(iv) Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may accelerate the vesting of and cause all restrictions to lapse on the Restricted Shares at any time.

(c) Forfeiture of the Restricted Shares. To the extent that the vesting of the Restricted Shares is not accelerated pursuant to Section 2(b) above, then the unvested Restricted Shares shall automatically be forfeited on the date that the Recipient ceases to perform services for the Company.

(d) Definition of Cause. For purposes hereunder, Cause means:

(i) the continued failure by the Recipient to substantially perform the services expected of a director (other than any such failure resulting from the Recipient’s incapacity due to physical or mental illness or injury) over a period of not less than [thirty (30)] days after a demand for substantial performance is delivered to the Recipient by the Chairman of the Board or by the chair of the Audit Committee, which demand identifies the manner in which it is believed that the Recipient has not substantially performed the services expected of the Recipient;

(ii) the willful misconduct of the Recipient that is materially and demonstrably injurious to the Company; provided that no act or failure to act on the Recipient’s part will be considered willful if done, or omitted to be done, by the Recipient in good faith and with reasonable belief that the action or omission was in the best interest of the Company;

(iii) the commission by or indictment of the Recipient for a misdemeanor, which constitutes a crime of moral turpitude and gives rise to material harm to the Company; or

(iv) the commission by or indictment of the Recipient for a felony (including, without limitation, any felony constituting a crime of moral turpitude).

3. Dividends. The Recipient shall have a right to receive cash dividends, to the extent declared by the Board of Directors, which are paid with respect to the Recipient’s Restricted Shares after the Grant Date until the date on which the Recipient’s interest in such Restricted Shares has been forfeited.

4. Voting Rights. The Recipient shall have a right to vote the Restricted Stock related to his Award after the Grant Date until the date on which the Recipient’s interest in such Restricted Stock has been forfeited.

5. 83(b) Election. The Recipient, having been granted Restricted Stock subject to a “substantial risk of forfeiture,” may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income the fair market value (determined without regard to the restrictions) of such Restricted Stock as of the Grant Date. If the Recipient makes the Section 83(b) election, the Recipient shall (i) make such election in a manner that is satisfactory to the Company, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such federal and state income tax withholding as the Company may reasonably require in its sole and absolute discretion.

6. Tax Payment Upon Vesting.

(a) At such time as the Recipient becomes vested in the Restricted Shares, the Recipient (or his/her personal representative) shall deliver to the Company, within ten (10) days after the occurrence of the vesting event specified above (or in the event of death, within ten (10) days of the appointment of the personal representative) (a “Payment Date”), either a check payable to the Company in the amount of all withholding tax obligations (whether federal, state, local or foreign income or social insurance tax), imposed on the Recipient and the Company by reason of the vesting of the Restricted Shares, or a withholding election form to be provided by the Company upon request by the Recipient (or personal representative).

(b) In the event the Recipient or his personal representative elects to satisfy the withholding obligation by executing the withholding election form, the Recipient’s actual number of vested shares of Restricted Shares shall be reduced by the smallest number of whole shares of Common Stock of the Company which, when multiplied by the Fair Market Value of the Common Stock on the Payment Date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Restricted Shares. In the event that the Recipient fails to tender either the required certified check or withholding election, the Recipient shall be deemed to have elected and executed the withholding election form.

(c) Upon receipt of payment in full of all withholding tax obligations, the Company shall enter the Recipient (or of such personal representative or administrator of the Recipient’s estate) as the stockholder of record of such released Restricted Shares on the books of the Company.

7. Effect of Changes in Capitalization or Change in Control.

(a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Award is granted, then, in the Board’s discretion, a proportionate and appropriate adjustment may be made by the Board in the number and kind of shares subject to the Award, so that the proportionate interest of the Recipient immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Board shall, in such manner as it deems appropriate, adjust the number and kind of shares subject to the Award to reflect such distribution.

(b) Reorganization in Which the Company Is the Surviving Company. Subject to 7(c) below, if the Company shall be the surviving Company in any reorganization, merger, or consolidation of the Company with one or more other companies or other entities, the Award shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Award, as may be applicable so that the aggregate value of the Award thereafter shall be the same as the aggregate value of the Award immediately before such reorganization, merger, or consolidation.

(c) Change in Control. In the event of a Change in Control, the Board may (i) make provisions in connection with such transaction for the continuation of the Award; (ii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will assume the obligation of the Company under the Award; (iii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert the Award into an award of at least equal value, determined as of the date of the transaction, to purchase stock of the acquiring or surviving entity; or (iv) terminate the Award effective upon the date of the applicable transaction and either make, within sixty (60) days after the date of the applicable transaction, a cash payment to the Recipient equal to product of the number of shares subject to the Award and the Fair Market Value, as of the date of the applicable transaction, of the shares of Stock subject to the Award; provided, however, that the Board determines that any such modification does not have a substantial adverse economic impact on the Recipient as determined at the time of such modification.

8. General Restrictions. The Company shall not be required to sell or issue any shares of Stock under the Award if the sale or issuance of such shares would constitute a violation by the Recipient or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by the Award, the Company shall not be required to sell or issue such shares unless the Company has received evidence satisfactory to it that the holder of the Award may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the issuance of shares pursuant to the Award to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Award shall not be exercisable unless and until the shares of Stock covered by the Award are registered or are subject to an available exemption from registration, the exercise of the Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

9. Restrictions On Transfer. Other than by will or under the laws of descent and distribution, the Recipient shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of any unvested portion of the Award, whether outright or as security, with or without consideration, voluntary or involuntary. Any such transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void.

10. Interpretation of this Agreement. All decisions and interpretations made by the Committee or the Board with regard to any question arising under this Agreement shall be final, binding and conclusive on the Company and the Recipient and any other person entitled to receive the benefits of the Award as provided for herein.

11. Governing Law. The validity, interpretation and enforcement of this Agreement are governed in all respects by the laws of the State of Delaware, without giving effect to its conflict of laws principles, and by the laws of the United States of America.

12. Binding Effect. Subject to all restrictions provided for in this Agreement and by applicable law relating to assignment and transfer of this Agreement and the Award provided for herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

13. Notice. Any notice hereunder by the Recipient to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Board, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Recipient. Any notice hereunder by the Company to the Recipient shall be in writing and shall be deemed duly given if mailed or delivered to the Recipient at the address specified below by the Recipient for such purpose, or if so mailed or delivered to such other address as the Recipient may hereafter designate by written notice given to the Company.

14. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements written or oral, of the parties hereto with respect to the subject matter hereof. There is no representation or statement made by any party on which another party has relied which is not included in this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Recipient; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Recipient hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on his or its behalf, as of the day and year first above written.

PHARMERICA CORPORATION

BY:

DATE:

RECIPIENT

DATE:

RECIPIENT’S ADDRESS: